EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                    ---------


We hereby consent to the incorporation by reference in this Registration Statement on Forms S-3 (File Nos. 333-09507 and 333-85693) and Forms S-8 (File Nos. 33-61837, 333-14681 and 333-76809) of our report dated June 8, 2000, relating to the consolidated financial statements which appears in ION Networks, Inc. and Subsidiaries' Annual Report on Form 10-KSB for the year ended March 31, 2000.





/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 28, 2000